EXHIBIT 14




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 25, 1999, relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Report to Shareholders of Scudder International Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated January 1, 2000.




PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000

                      CONSENT OF INDEPENDENT ACCOUNTANTS


Wee hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated October 15, 1999, relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Report to Shareholders of Scudder International Growth and Income Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information date January 1, 2000.





PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000